                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                        TENDER OF SHARES OF COMMON STOCK
    (INCLUDING THE ASSOCIATED PARTICIPATING PREFERRED STOCK PURCHASE RIGHTS)
                                       OF
                             LANIER WORLDWIDE, INC.
                   (Not To Be Used For Signature Guarantees)

    This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) (i) if certificates ("Stock Certificates") evidencing shares of common stock, par value $0.01 per share (the "Shares"), of Lanier Worldwide, Inc., a Delaware corporation (the "Company"), are not immediately available, (ii) if Stock Certificates and all other required documents cannot be delivered to Mellon Investor Services, L.L.C., as Depositary (the "Depositary"), prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase) or (iii) if the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or mail or transmitted by telegram or facsimile transmission to the Depositary. See Section 2 of the Offer to Purchase. Unless the context indicates otherwise, all references to Shares shall include the associated Rights (as such term is defined in the Offer to Purchase) issued pursuant to the Stockholder Protection Rights Agreement, dated as of November 5, 1999, between the Company and Mellon Investor Services, L.L.C., formerly ChaseMellon Shareholder Services, L.L.C., as Rights Agent.

                        THE DEPOSITARY FOR THE OFFER IS:

                        MELLON INVESTOR SERVICES, L.L.C.

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
          BY MAIL:                        BY HAND:                     BY OVERNIGHT:
  Reorganization Department      Reorganization Department       Reorganization Department
        P.O. Box 3301                   120 Broadway                85 Challenger Road
    South Hackensack, NJ                 13th Floor                  Mail Stop--Reorg
            07606                    New York, NY 10271          Ridgefield Park, NJ 07660

                                       BY FACSIMILE:
                                 (FOR ELIGIBLE INSTITUTIONS
                                           ONLY)
                                      (201) 296-4293

                                 CONFIRM BY TELEPHONE (CALL
                                         COLLECT):
                                      (201) 296-4860
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    DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS
SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

    This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:

    The undersigned hereby tenders to LW Acquisition Corp., a Delaware corporation and an indirect wholly-owned subsidiary of Ricoh Company, Ltd., a Japanese corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated December 8, 2000 (the "Offer to Purchase"), and the related Letter of Transmittal (which, as amended from time to time, together constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedures described in Section 2 of the Offer to Purchase.

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
Number of Shares:                                  Name(s) of Record Holder(s):

Certificate Nos. (if available)

                                                   (PLEASE PRINT)

                                                   Address(es):
                                                   (ZIP CODE)

Account Number:

                                                   Day Time Area Code and Tel. No.:

Dated:

                                                   Area Code and Tel. No.:

                                                   Signature(s):

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                                       2

                                   GUARANTEE
                    (NOT TO BE USED TO GUARANTEE SIGNATURE)

    The undersigned, a member in good standing of the Security Transfer Agents
Medallion Program or the New York Stock Exchange Medallion Signature Guarantee
Program or the Stock Exchange Medallion Program, hereby guarantees to deliver to the Depositary either the certificates representing the Shares tendered hereby, in proper form for transfer, or a book-entry confirmation of a transfer of such Shares, in any such case together with a properly completed and duly executed
Letter of Transmittal, or a manually signed facsimile thereof, with any required signature guarantees, or an Agent's Message, in the case of the Book-Entry-Transfer Facility and any other documents required by the Letter of Transmittal within three New York Stock Exchange trading days after the date hereof.

    The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein.
Failure to do so could result in financial loss to such Eligible Institution.

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
Name of Firm:

                                                   (AUTHORIZED SIGNATURE)

Address:                                           Name:
                                                   (PLEASE TYPE OR PRINT)

                                                   Title:
                      (ZIP
CODE)

Area Code and Tel. No.:                            Date:


NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. STOCK CERTIFICATES
      SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

                                       3